SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) September 18, 2003

                            MNB HOLDINGS CORPORATION
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             (Exact name of registrant as specified in its charter)

         California                   000-50382                   57-1159677
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(State or other jurisdiction of      (Commission                (IRS Employer
        incorporation)               File Number)            Identification No.)

3060 Sixteenth Street       San Francisco, California               94103
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    (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code (415) 826-3627

                                       N/A
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          (Former name or former address, if changed since last report)
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Item 5. Other Events.

      On September 18, 2003, Mission National Bank (the "Bank"), the wholly-owned subsidiary of MNB Holdings Corporation ("MNB" or the "Registrant"), entered into an agreement with Pan American Bank, FSB ("PAB") for the purchase of certain assets and the assumption of all of the deposits of PAB's San Francisco branch. The transaction will be consummated in accordance with an Agreement To Assume Liabilities And To Acquire Assets Of Branch Banking Office (the "Agreement").

Description of the Agreement

      Following receipt of all requisite regulatory approvals, and pursuant to the terms of the Agreement, the Bank will acquire the deposits and lease liabilities of PAB located at 2773 Mission Street, San Francisco, California and that office will be operated as a branch of the Bank. In consideration the Bank will pay PAB a three quarters of one percent premium (0.75%) at closing. Deposit to be acquired total approximately $35,000,000. A copy of the Agreement is attached to this Current Report as Exhibit 2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)   Exhibits.

      Exhibit No.       Exhibit
      -----------       -------

      2. Agreement To Assume Liabilities And To Acquire Assets Of Branch Banking Office dated September 18, 2003.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2003            MNB HOLDINGS CORPORATION

                                    /s/ J. David Joves
                                    -------------------------------------
                                    J. David Joves,
                                    Chief Financial Officer
                                    (Principal Accounting Officer)


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